Exhibit 99.2
Second Quarter 2011 Supplemental Financial Report Established. Focused. Trusted.

Index to Supplemental Information Quarterly Supplemental Disclosure - June 30, 2011

Company Information First Potomac Realty Trust is a leader in the ownership, management, development and redevelopment of office and industrial properties in the greater Washington, D.C. region. The Company's focus is acquiring properties that can benefit from its intensive property management and seeking to reposition these properties to increase their profitability and value. Matters other than historical facts set forth within this Quarterly Supplemental Financial Report are forward-looking statements within the meaning of the federal securities laws. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, the financial condition of tenants, the uncertainties of acquisition activity, the cost and availability of financing, the effects of general and local economic and market conditions, regulatory changes and other risks and uncertainties detailed in the Company's Annual Report on Form 10-K. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. Note that certain figures are rounded to the nearest thousands throughout the document, which may impact footing and/or crossfooting of totals and subtotals. Quarterly Supplemental Disclosure - June 30, 2011

(unaudited, amounts in thousands, except per share data) (1)See page 5 for a reconciliation of the Company's FFO to Core FFO. (2)Gross asset value calculation as defined in the unsecured revolving credit facility agreement. (3)As of June 30, 2011, the Company had fixed LIBOR at 1.474% on $50.0 million of its variable rate debt. (4)Acquisition costs were omitted due to their variability, which impacted the comparability of period over period results. (5)Excludes Lease Up Properties: Redland Corporate Center-Bldg 2 and Atlantic Corporate Park Highlights Quarterly Supplemental Disclosure - June 30, 2011

Financial Results (unaudited, amounts in thousands) (percentages are representative of total revenues) (1)The Company recovered approximately 65% of these costs. (2)For the three months ended September 30, 2010, the Company recorded a reduction of bad debt expense of $527 thousand related to straight-line rent reserves previously recorded as a result of uncertainty associated with a tenant renewal. (3)Represents the operating results of Aquia Commerce Center I & II, Gateway West, Old Courthouse Square, Deer Park and 7561 Lindbergh Drive. Aquia Commerce Center I & II and Gateway West were both sold in the second quarter of 2011, Old Courthouse Square was sold in the first quarter of 2011 and Deer Park and 7561 Lindbergh Drive were sold in the second quarter of 2010. Quarterly Supplemental Disclosure - June 30, 2011

Financial Measures (unaudited, amounts in thousands, except per share data) (1)Includes the Company's straight-line recording of the following; rents, uncollectable amounts, rent abatements and lease incentives. (2)Most non-real estate depreciation is classified in general and administrative expense. (3)For the three months ended June 30, 2011, the Company recorded tenant improvement costs of $6.3 million related to a specific tenant at Indian Creek Court. (4)Does not include first generation costs, which the Company defines as tenant improvement, leasing commissions and capital expenditure costs that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use. Quarterly Supplemental Disclosure - June 30, 2011

Net Operating Income (NOI) Same-Property Analysis

FIRST POTOMAC REALTY TRUST

(unaudited, amounts in thousands)

Same-Property NOI[1]	Three Months Ended June 31, 2011	Three Months Ended June 31, 2010	Six Months Ended June 30, 2011	Six Months Ended June 30, 2010
Total base rent	$ 26,118	$ 26,499	$ 52,647	$ 52,892
Tenant reimbursements and other	5,400	5,342	11,843	12,538
Property operating expenses	(6,258)	(6,404)	(14,627)	(15,825)
Real estate taxes and insurance	(2,881)	(3,113)	(5,867)	(6,350)
Same-Property NOI - accrual basis	22,379	22,324	43,996	43,255
Straight-line revenue, net	482	45	730	(203)
Deferred market rental revenue, net	(216)	(281)	(626)	(590)
Same-Property NOI - cash basis	$ 22,645	$ 22,088	$ 44,100	$ 42,462
Change in same-property NOI - accrual basis	0.2%		1.7%	
Change in same-property NOI - cash basis	2.5%		3.9%	
Change in Same-Property NOI - accrual basis				
Rental revenue decrease	$ (381)		$ (245)	
Tenant reimbursement and other increase (decrease)	58		(695)	
Expense decrease	378		1,681	
	$ 55		$ 741	
Same-property percentage of total consolidated portfolio (sf)	85.2%		85.2%	

Reconciliation of Consolidated NOI to Same-Property NOI	Three Months Ended June 30, 2011	Three Months Ended June 30, 2010	Six Months Ended June 30, 2011	Six Months Ended June 30, 2010
Total revenues	$ 42,820	$ 32,567	$ 82,687	$ 66,757
Property operating expenses	(9,543)	(6,863)	(20,265)	(16,600)
Real estate taxes and insurance	(4,091)	(3,131)	(8,032)	(6,392)
NOI	29,186	22,573	54,390	43,765
Less: Non-same property NOI[2]	(6,807)	(249)	(10,394)	(510)
Same-Property NOI - accrual basis	22,379	22,324	43,996	43,255
Straight-line revenue, net	482	45	730	(203)
Deferred market rental revenue, net	(216)	(281)	(626)	(590)
Same-Property NOI - cash basis	$ 22,645	$ 22,088	$ 44,100	$ 42,462

Change in Same-Property NOI by Region (accrual basis)[3]	Three Months Ended June 30, 2011	Percentage of Base Rent	Six Months Ended June 30, 2011	Percentage of Base Rent
Maryland	0.1 %	32%	2.2%	32%
Northern Virginia	1.2 %	32%	1.5%	32%
Southern Virginia	(0.4)%	36%	1.5%	36%

Change in Same-Property NOI by Property Type (accrual basis)	Three Months Ended June 30, 2011	Percentage of Base Rent	Six Months Ended June 30, 2011	Percentage of Base Rent
Business Park	2.4 %	51%	4.8 %	51%
Industrial	0.0 %	26%	0.1 %	26%
Office/Office Park	(4.2)%	23%	(3.8)%	23%

[1] Same property comparisons are based upon those properties owned for the entirety of the periods presented. Same property results exclude the results of the following non same-properties: RiversPark I and II, Three Flint Hill, 500 First Street, NW, Battlefield Corporate Center, Redland Corporate Center, Atlantic Corporate Park, 1211 Connecticut Ave, NW, 440 First Street, NW, 7458 Candlewood Road, 1750 H Street, NW, Aviation Business Park, Cedar Hill I & III, Merrill Lynch, 840 First Street, NE, One Fair Oaks, Davis Drive and Sterling Park - Building 7.

[2] Non-same property NOI has been adjusted to reflect a normalized management fee percentage in lieu of an administrative overhead allocation for comparative purposes.

[3] All the Company's properties owned in its Washington, D.C. region were excluded as they were not owned by the Company for the entirety of the periods being presented.

Quarterly Supplemental Disclosure – June 30, 2011 6

Consolidated Balance Sheet (unaudited, amounts in thousands, except per share data) Quarterly Supplemental Disclosure - June 30, 2011

Total Market Capitalization and Selected Ratios (unaudited, amounts in thousands) MARKET CAPITALIZATION (1) As of June 30, 2011, the Company had fixed LIBOR at 1.474% on $50.0 million of its variable rate debt though an interest rate swap agreement that matures on January 15, 2014. (2)Acquisition costs were omitted due to their variability, which impacted the comparability of period over period results. (3)Fixed charges include interest expense, debt principal amortization (excluding mortgage payoffs) and accumulated dividends on the Company's preferred shares. Quarterly Supplemental Disclosure - June 30, 2011

Outstanding Debt (unaudited, amounts in thousands) Quarterly Supplemental Disclosure - June 30, 2011

FIRST POTOMAC REALTY TRUST

Outstanding Debt - Continued

(unaudited, amounts in thousands)

	Effective Interest Rate	Balance at June 30, 2011	Annualized Debt Service	Maturity Date	Balance at Maturity
Total Fixed Rate Debt	6.01%[1]	$ 547,182	$ 39,154		$ 513,932
Variable Rate Debt					
Secured Term Loan I[5]					
Loan B	LIBOR + 3.50%	10,000	369	1/15/2012	10,000
Loan C	LIBOR + 3.50%	10,000	369	1/15/2013	10,000
Loan D	LIBOR + 3.50%	10,000	369	1/15/2014	10,000
Secured Term Loan II	LIBOR + 2.50%	20,000	538	8/11/2011	20,000
Senior Secured Term Loan[6]	LIBOR + 3.50%	50,000	1,845	7/7/2011	50,000
Unsecured Revolving Credit Facility[6][7][8]	LIBOR + 2.50%	164,000	4,412	1/15/2015	164,000
Total Variable Rate Debt	2.99%[4]	$ 264,000	$ 7,902		$ 264,000
Total at June 30, 2011	**5.05%[4][9]**	**$ 811,182**	**$ 47,056** [10]		**$ 777,932**

[1] In July 2011, the Company repaid the $7.8 million mortgage encumbering 403/405 Glenn Drive and the $11.9 million mortgage loan encumbering 4612 Navistar Drive with available cash.
[2] The balance includes the fair value impacts recorded at acquisition upon assumption of the mortgages encumbering these properties. The fair value impacts at June 30, 2011 and the contractual interest rates are:

Property	Fair Value Impact	Contractual Interest Rate
Campus at Metro Park	$ 253	7.11%
One Fair Oaks	407	6.31%
1434 Crossways Boulevard Building II	216	7.05%
Prosperity Business Center	19	6.25%
1434 Crossways Boulevard Building I	186	6.25%
Linden Business Center	65	6.01%
Owings Mills Business Center	13	5.85%
Annapolis Commerce Park East	(114)	5.74%
Hanover Business Center Building D	25	8.88%
Hanover Business Center Building C	35	7.88%
Chesterfield Business Center Bldgs C, D, G and H	55	8.50%
Chesterfield Business Center Bldgs A, B, E and F	82	7.45%
Gateway Centre Building I	37	7.35%
Airpark Business Center	45	7.45%
7458 Candlewood Road - Note 1	(237)	4.67%
7458 Candlewood Road - Note 2	248	6.57%
Cedar Hill I & III	82	6.00%
Merrill Lynch Building	(87)	6.00%
840 First Street, NE	(680)	5.18%
Total fair value increases, net	$ 650	

[3] The maturity date on these loans represents the anticipated repayment date of the loans, after which the interest rates on the loans increase.

[4] Represents the weighted average interest rate.

[5] Interest on the loan increases by 100 basis points each year on January 1st, to a maximum of 550 basis points.

[6] In July 2011, the Company repaid its $50 million secured term loan and paid down $117 million of the outstanding balance on its unsecured revolving credit facility with proceeds from the issuance of a three-tranche unsecured term loan.

[7] During the second quarter of 2011, the Company amended and restated its unsecured revolving credit facility. Under the new agreement, the capacity on the Company's unsecured revolving credit facility was expanded from $225 million to $255 million and the maturity date was extended to January 2014 with a one-year extension at the Company's option, which it intends to exercise. The interest rate on the unsecured revolving credit facility decreased from a range of LIBOR plus 275 to 375 basis points to a range of LIBOR plus 200 to 300 basis points, depending on the Company's overall leverage

[8] As of June 30, 2011, the borrowing base for the Company's unsecured revolving credit facility included the following properties: 13129 Airpark Road, Virginia Center, Airpark Place, Crossways II, Reston Business Campus, Cavalier Industrial Park, Gateway Centre (Building II), Enterprise Parkway, Diamond Hill Distribution Center, Linden Business Center (Building I), 1000 Lucas Way, River's Bend Center, Crossways I, Sterling Park Business Center, Sterling Park Land, 1408 Stephanie Way, Gateway 270, Gateway II, Greenbrier Circle Corporate Center, Greenbrier Technology Center I, Pine Glen, Ammendale Commerce Center, River's Bend Center II, Park Central, Hanover AB, Herndon Corporate Center, 6900 English Muffin Way, 4451 Georgia Pacific, 20270 Goldenrod Lane, Patrick Center, West Park, Woodlands Business Center, 15 Worman's Mill Court, Girard Business Center, Girard Place, Owings Mills Commerce Center, 4200 Tech Court, Triangle Business Center, Ashburn Center, Enterprise Center, Interstate Plaza, 4212 Tech Court, 1211 Connecticut Ave, NW, Atlantic Corporate Park, 440 First Street, NW, Three Flint Hill and Davis Drive.

[9] As of June 30, 2011, the Company had fixed LIBOR at 1.474% on $50.0 million of its variable rate debt though an interest rate swap agreement that matures on January 15, 2014.

[10] During the second quarter of 2011, the Company paid approximately $1.9 million in principal payments on its mortgage debt, which excludes $0.3 million related to a mortgage loan that was paid in full in April 2011.

Quarterly Supplemental Disclosure – June 30, 2011 10

Debt Maturity Schedule (unaudited, amounts in thousands) (1)At June 30, 2011, the Company had fixed LIBOR on $50.0 million of the its variable rate debt. (2)The borrowing base for the Exchangeable Notes, Unsecured Revolving Credit Facility and Senior Unsecured Notes also supports Senior Unsecured Notes of $37.5 million maturing in 2016. (3)Secured Term Loan I is mezzanine debt. Total supported indebtedness includes underlying first mortgage financing that matures from 2011 through 2021. The term loan is comprised of three $10 million notes with staggered yearly maturities, with the next maturity in January 2012. Quarterly Supplemental Disclosure - June 30, 2011

Debt Covenants (unaudited, amounts in thousands) (1)Covenant does not apply to Secured Term Loans covenants. (2)Covenant does not apply to Senior Notes covenants. Quarterly Supplemental Disclosure - June 30, 2011

Portfolio Summary (unaudited) Quarterly Supplemental Disclosure - June 30, 2011

Acquisitions and Dispositions (1)For properties acquired through joint ventures, initial investment reflects the Company's ownership in the properties. (2)Represents pro rata share of square feet in joint ventures. (3)See page 15 for details. (4)Third quarter acquisitions as of July 28, 2011. (unaudited, amounts in thousands) Quarterly Supplemental Disclosure - June 30, 2011

Acquisition Details (1)Third quarter acquisitions as of July 28, 2011. (2)Development joint venture. (unaudited, $ amounts in thousands) Quarterly Supplemental Disclosure - June 30, 2011

Land and Properties Available for Development and Redevelopment (1)Redevelopment of existing structures. (unaudited, $ amounts in thousands) Quarterly Supplemental Disclosure - June 30, 2011

Net Asset Value Analysis (unaudited, amounts in thousands) (1)Management fee adjustment, which equates to 4% of revenue, is used in lieu of an administrative overhead allocation for comparative purposes. Quarterly Supplemental Disclosure - June 30, 2011

Investment in Joint Ventures (unaudited, $ amounts in thousands) (1)The mortgage has two one-year renewal options. Borrowings on the loan bear interest at LIBOR plus 250 basis points. The Company entered into an interest rate swap agreement, which matures in September 2011, that fixed LIBOR at 3.47%. Of the $28 million principal balance, 25% is recourse to the Company. (2)Reflects the operating results of the property, not FPO's economic interest in the property. Quarterly Supplemental Disclosure - June 30, 2011

Leasing and Occupancy Summary (unaudited) (1)Does not include space in development or redevelopment. (2)Triple-net equivalent at June 30, 2011. (3)Includes leased spaces that are not yet occupied. (4)Includes leases on property amenities, such as garage, antenna and land. (5)Does not include vacant and core factor space. Quarterly Supplemental Disclosure - June 30, 2011

Top Thirty Tenants (unaudited) (1)Triple-net equivalent at June 30, 2011. Quarterly Supplemental Disclosure - June 30, 2011

Portfolio Analysis (unaudited) (1)Does not include space under redevelopment or completed construction yet to be placed into service. (2)Triple-net equivalent at June 30, 2011; includes leased spaces that are not yet occupied. (3)Includes Atlantic Corporate Park and Redland Corporate Center-Bldg 2. Quarterly Supplemental Disclosure - June 30, 2011

Market Concentration (unaudited) Quarterly Supplemental Disclosure - June 30, 2011 (1)Triple-net equivalent at June 30, 2011.

Leasing Analysis (unaudited) (1)Includes 159,499 square feet of leases and associated costs for leases signed in second quarter of 2011 for subsequent periods. Of the total, 10,892 square feet will commence in Q3 2011, 16,745 square feet will commence in Q4 2011, and 131,862 square feet will commence in Q1 2012. (2)Comparable leases include leases with a term greater than or equal to one year and downtime of less than or equal to two years. (3)Non-comparable leases include leases with a term less than one year, a downtime of greater than two years or acquired vacancy. (4)Includes first and second generation TI costs. Second generation capital costs for all new leases in the quarter averaged $6.16 per square foot. Quarterly Supplemental Disclosure - June 30, 2011

Lease Expirations (unaudited) (1)Triple-net equivalent at June 30, 2011. Quarterly Supplemental Disclosure - June 30, 2011

Lease Expirations - Current and Next Four Quarters (unaudited) (1)Triple-net equivalent at June 30, 2011. (2)The Company classifies leases that expired on the last day of the quarter as leased square footage since the tenant is contractually entitled to the space. Of the 20,494 square feet of leases that expired on June 30, 2011, 5,182 square feet were moved out and 15,312 square feet were held over. Quarterly Supplemental Disclosure - June 30, 2011

Portfolio by Size (unaudited) (1)Triple-net equivalent at June 30, 2011. Quarterly Supplemental Disclosure - June 30, 2011

Washington, DC

Washington, DC Region (unaudited) (1)CBD = Central Business District; NoMa = North of Massachusetts Avenue (2)Triple-net equivalent at June 30, 2011. (3)Does not include space in development or redevelopment. (4)For details see page 18. (5)For details see page 16. Quarterly Supplemental Disclosure - June 30, 2011

Washington, DC - Lease Expirations (unaudited) (1)Triple-net equivalent at June 30, 2011. Quarterly Supplemental Disclosure - June 30, 2011

Maryland Region

Maryland Region

FIRST POTOMAC REALTY TRUST

(unaudited)

Property	Buildings	Location	Square Feet	Annualized Cash Basis Rent[1]	Leased at June 30, 2011[2]	Occupied at June 30, 2011[2]
SUBURBAN MD						
Business Park						
Airpark Place	3	Gaithersburg	82,414	$ 603,016	55.2%	55.2%
Ammendale Business Park[3]	7	Beltsville	312,736	2,669,808	91.8%	62.1%
Gateway 270 West	6	Clarksburg	255,491	2,965,903	85.5%	85.5%
Girard Business Park[4]	7	Gaithersburg	298,195	2,870,182	87.3%	65.8%
Rumsey Center	4	Columbia	134,431	1,245,160	75.2%	71.6%
Snowden Center	5	Columbia	144,847	2,024,209	92.1%	90.6%
Total Business Park	32		1,228,114	12,378,278	85.2%	71.8%
Office Park						
15 Worman's Mill Court	1	Frederick	40,051	356,312	87.7%	87.7%
Annapolis Commerce Park	2	Annapolis	101,898	2,267,407	98.8%	98.8%
Campus at Metro Park North	4	Rockville	190,912	3,377,898	85.1%	85.1%
Cloverleaf	4	Germantown	173,655	3,067,074	98.6%	98.6%
Total Office Park	11		506,516	9,068,691	92.7%	92.7%
Office						
20270 Goldenrod Lane	1	Germantown	23,518	75,209	25.9%	25.9%
Gateway Center	2	Gaithersburg	44,150	673,879	96.0%	96.0%
Merrill Lynch Building	1	Columbia	136,381	1,461,908	68.3%	68.3%
Patrick Center	1	Frederick	66,420	1,013,302	75.4%	75.4%
Redland Corporate Center-Bldg 3	1	Rockville	139,120	3,364,145	100.0%	100.0%
West Park	1	Frederick	28,620	293,227	75.2%	75.2%
Woodlands Business Center	1	Largo	37,886	313,169	68.3%	68.3%
Total Office	8		476,095	7,194,839	79.4%	79.4%
Industrial						
Frederick Industrial Park[5]	3	Frederick	550,418	3,964,476	89.0%	88.8%
Glenn Dale Business Center	1	Glenn Dale	315,962	1,656,653	92.1%	92.1%
Total Industrial	4		866,380	5,621,129	90.1%	90.0%
Total Suburban Maryland	55		3,077,105	34,262,937	86.9%	81.5%
BALTIMORE						
Business Park						
Owings Mills Business Park[6]	6	Owings Mills	219,284	2,008,598	76.8%	74.4%
Triangle Business Center	4	Baltimore	74,182	510,238	63.2%	63.2%
Total Industrial	10		293,466	2,518,836	73.4%	71.6%
Industrial						
7458 Candlewood Road	1	Hanover	295,673	762,229	39.4%	39.4%
Total Baltimore	11		589,139	3,281,065	56.3%	55.4%
Stabilized Portfolio	**66**		**3,666,244**	**37,544,002**	**82.0%**	**77.3%**
Lease Up Property						
Redland Corporate Center-Bldg 2	1	Rockville	208,928	2,539,787	53.2%	0.6%
Total Consolidated	**67**		**3,875,172**	**40,083,789**	**80.4%**	**73.2%**
Total Joint Ventures[7]	2		428,427	4,046,692	71.4%	68.7%
Grand Total	**69**		**4,303,599**	**$ 44,130,481**	**79.5%**	**72.8%**

[1] Triple-net equivalent at June 30, 2011.
[2] Does not include space in development or redevelopment.
[3] Ammendale Business Park consists of the following properties: Ammendale Commerce Center and Indian Creek Court.
[4] Girard Business Park consists of the following properties: Girard Business Center and Girard Place.
[5] Frederick Industrial Park consists of the following properties: 4451 Georgia Pacific Boulevard, 4612 Navistar Drive and 6900 English Muffin Way.
[6] Owings Mills Business Park consists of the following properties: Owings Mills Business Center and Owings Mills Commerce Center.
[7] For details see page 18.

Quarterly Supplemental Disclosure – June 30, 2011 31

Maryland Region - Lease Expirations (unaudited) (1)Triple-net equivalent at June 30, 2011. Quarterly Supplemental Disclosure - June 30, 2011

Northern Virginia Region

Northern Virginia Region (unaudited) (1)Triple-net equivalent at June 30, 2011. (2)Does not include space in development or redevelopment. (3)Sterling Park Business Center consists of the following properties: 403/405 Glenn Drive and Sterling Park Business Center. (4)Lafayette Business Park consists of the following properties: Enterprise Center and Tech Court. (5)For details see page 16. Quarterly Supplemental Disclosure - June 30, 2011

Northern Virginia - Lease Expirations (unaudited) (1)Triple-net equivalent at June 30, 2011. Quarterly Supplemental Disclosure - June 30, 2011

Southern Virginia

Southern Virginia

FIRST POTOMAC REALTY TRUST

(unaudited)

Property	Buildings	Location	Square Feet	Annualized Cash Basis Rent[1]	Leased at June 30, 2011[2]	Occupied at June 30, 2011[2]
RICHMOND						
Business Park						
Hanover Business Center	11	Richmond	320,362	$ 1,666,566	80.2%	80.2%
Virginia Center	4	Ashland	182,944	712,330	66.1%	66.1%
Chesterfield Business Center[3]	3	Richmond	204,280	2,167,562	89.1%	89.1%
Park Central	1	Glen Allen	118,145	1,942,044	85.2%	85.2%
Total Business Park	19		825,731	6,488,502	80.0%	80.0%
Industrial						
Northridge I, II	2	Ashland	140,185	875,952	100.0%	100.0%
River's Bend Center[4]	6	Chester	795,037	4,423,783	94.2%	94.2%
Total Industrial	8		935,222	5,299,735	95.1%	95.1%
Total Richmond	27		1,760,953	11,788,237	88.0%	88.0%
NORFOLK						
Business Park						
Crossways Commerce Center[5]	9	Chesapeake	1,089,786	9,859,640	82.0%	82.0%
Greenbrier Business Center[6]	4	Chesapeake	411,657	4,154,684	80.2%	80.2%
1000 Lucas Way	2	Hampton	182,323	1,383,017	96.3%	96.3%
Enterprise Parkway	1	Hampton	363,892	1,804,103	60.1%	60.1%
Norfolk Commerce Park[7]	3	Norfolk	261,989	2,599,649	81.2%	75.3%
Total Business Park	19		2,309,647	19,801,093	79.3%	78.6%
Office Park						
Battlefield Corporate Center	1	Chesapeake	96,720	749,580	100.0%	100.0%
Industrial						
1400 Cavalier Boulevard	4	Chesapeake	394,308	1,556,404	88.6%	88.6%
Diamond Hill Distribution Center	4	Chesapeake	712,683	2,830,375	82.0%	82.0%
Total Industrial	8		1,106,991	4,386,779	84.4%	84.4%
Total Norfolk	28		3,513,358	24,937,452	81.4%	81.0%
Total Consolidated	**55**		**5,274,311**	**36,725,689**	**83.6%**	**83.3%**
Total Redevelopment[8]	1		38,988	-		
Grand Total	**56**		**5,313,299**	**$ 36,725,689**	**82.3%**	**81.3%**

[1] Triple-net equivalent at June 30, 2011.
[2] Does not include space in development or redevelopment.
[3] Chesterfield Business Center consists of the following properties: Airpark Business Center, Chesterfield Business Center and Pine Glen.
[4] River's Bend Center consists of the following properties: River's Bend Center and River's Bend Center II.
[5] Crossways Commerce Center consists of the following properties: Coast Guard Building, Crossways Commerce Center I, Crossways Commerce Center II, Crossways I, Crossways II, 1434 Crossways Boulevard and 1408 Stephanie Way.
[6] Greenbrier Business Center consists of the following properties: Greenbrier Technology Center I, Greenbrier Technology Center II and Greenbrier Circle Corporate Center.
[7] Norfolk Commerce Park consists of the following properties: Norfolk Business Center, Norfolk Commerce Park II and Gateway II.
[8] Reflects the partial redevelopment of an in-service building. For details see page 16.

Quarterly Supplemental Disclosure – June 30, 2011

37

Southern Virginia - Lease Expirations (unaudited) (1)Triple-net equivalent at June 30, 2011. Quarterly Supplemental Disclosure - June 30, 2011

Investors and analysts following the real estate industry utilize funds from operations ("FFO"), net operating income ("NOI"), earnings before interest, taxes, depreciation and amortization ("EBITDA") and adjusted funds from operations ("AFFO"), variously defined, as supplemental performance measures. The Company believes FFO, NOI, EBITDA and AFFO are appropriate measures given their wide use by and relevance to investors and analysts. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation/amortization of real estate assets. NOI provides a measure of rental operations and does not factor in depreciation/amortization and non- property specific expenses such as general and administrative expenses. EBITDA provides a further tool to evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a further tool to evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value. NOI Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental, tenant reimbursements and other income) less property and related expenses (property expenses, real estate taxes and insurance). Other real estate investment trust ("REITs") may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to other REITs. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, gains and losses from property dispositions, discontinued operations and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. SAME-PROPERTY NOI The Company defines same-property NOI as NOI for the Company's properties wholly owned during the entirety of the periods reported. Other REITs may use different methodologies for calculating same-property NOI and, accordingly, the Company's same-property NOI may not be comparable to other REITs. EBITDA Management believes that EBITDA is a useful measure of the Company's operating performance. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Management considers EBITDA to be an appropriate supplemental performance measure since it represents earnings prior to the impact of depreciation, amortization, gain (loss) from property dispositions and loss on early retirement of debt. This calculation facilitates the review of income from operations without considering the effect of non-cash depreciation and amortization or the cost of debt. FFO Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT, which states FFO should represent net income (loss) before minority interest (computed in accordance with GAAP) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures and excluding gains on the sale of property. Further, other REITs may use different methodologies for calculating FFO and, accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented. Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a more meaningful and accurate indication of our performance. In addition, management believes that FFO provides useful information to the investment community about the Company's financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs. CORE FFO Management believes that the computation of FFO in accordance with NAREIT's definition includes certain items that are not indicative of the results provided by the Company's operating portfolio and affect the comparability of the Company's period-over-period performance. These items include, but are not limited to, gains and losses on the retirement of debt, acquisition costs, and impairments to real estate assets. AFFO Management believes that AFFO is a useful measure of the Company's liquidity. The Company computes AFFO by adding to Core FFO equity based compensation expense and the non-cash amortization of deferred financing costs and non-real estate depreciation, and then subtracting cash paid for any recurring tenant improvements, leasing commissions, and recurring capital expenditures, and eliminating the net effect of straight-line rents, deferred market rent and debt fair value amortization. First generation costs include tenant improvements, leasing commissions and capital expenditures that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use. The Company also excludes development and redevelopment related expenditures. AFFO provides an additional perspective on the Company's ability to fund cash needs and make distributions to shareholders by adjusting for the effect of these non-cash items included in FFO, as well as recurring capital expenditures and leasing costs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, the Company's AFFO may not be comparable to other REITs. Management Statements on Non-GAAP Supplemental Measures Quarterly Supplemental Disclosure - June 30, 2011